UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2017, Ebun S. Garner entered into a Resignation and Transition Agreement (the “Agreement”) with Alphatec Holdings, Inc. (the “Company”) and Alphatec Spine Inc. (“Spine”), pursuant to which, Mr. Garner has resigned, effective as of February 28, 2017, as the Company’s and Spine’s General Counsel, Senior Vice President and Corporate Secretary.

Pursuant to the Agreement, Mr. Garner will remain an employee of the Company and Spine through February 28, 2017 (the “Continuing Employment Term”), maintaining his title, compensation and benefits while continuing to perform the responsibilities of his role. Following such date, Mr. Garner will provide consulting services to the Company and Spine through December 31, 2017. Mr. Garner will receive a consulting fee of $10,000 per month. The payment of the consulting fee shall be conditioned on Mr. Garner’s continued ability to provide such consulting services.

In connection with Mr. Garner’s resignation and in consideration for his execution of a release agreement in favor of the Company related to any claims; pursuant to the terms of the release agreement, following the expiration of the Continuing Employment Term, Mr. Garner is entitled to receive cash payments of $23,333.33 per month through December 31, 2017, less applicable withholding amounts and payable bi-weekly in accordance with the Company’s payroll practices. In addition, the Company will pay the cost of COBRA insurance coverage for Mr. Garner and his eligible family members through December 31, 2017, including a gross up of taxes for such payments. As additional consideration Mr. Garner’s outstanding stock options (other than his December 2016 option grant) will be converted into non-qualified stock options and remain exercisable until each such option’s respective expiration date. The Agreement also contains certain restrictive covenants and confidentiality provisions, including non-solicitation of employees and non-disparagement obligations contained in Mr. Garner’s Amended and Restated Employment Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: January 26, 2017	/s/ Dennis T. Nelson
Dennis T. Nelson
Vice President, Finance and Corporate Controller (Principal Financial Officer and Principal Accounting Officer of the Company)